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                                                                       Exhibit 1
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                          CERTIFICATE OF INCORPORATION

                                       OF

                           PAX WORLD GROWTH FUND, INC.


            The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                           PAX WORLD GROWTH FUND, INC.

            SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

            THIRD: The purpose of the Corporation is to subscribe for, invest in, purchase or otherwise acquire, to own, hold, sell, exchange, pledge or otherwise dispose of, securities of every nature and kind, more particularly the securities of companies and entities engaged in the furnishing of services or production or distribution of products essentially of a non-military nature, including without limitation, stocks, options, indices, bonds, debentures, or obligations or evidences of indebtedness or ownership issued or created by associations, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, currencies, bank acceptances, commercial paper and secured call loans; to pay for the same in cash or by the issue of stock, bonds or notes of the Corporation or otherwise; and while owning and holding any such securities, to exercise all the rights, powers and privileges of a stockholder or owner, including the right to transfer and convey the said stock or other securities to one or more persons, firms, associations or corporations subject to voting trusts or other agreements placing in such persons voting or other powers in respect of said stocks or other securities; to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation; and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware. In these provisions, purposes shall also be construed as powers, and
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powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers which the Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

            FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is seventy-five million (75,000,000) shares of Common Stock, par value $1.00 per share.

            (2) The holders of shares of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors of the Corporation and shall participate in any and all dividend distributions on an equal per share basis. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any reduction of the capital stock of the Corporation resulting in the distribution of any of its assets to its stockholders, the holders of shares of Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations, and shall participate in any and all such distributions on an equal per share basis.

            (3) The holders of shares of Common Stock shall have the exclusive right to vote for (or to consent with respect to) the election of directors and, except as otherwise may be required by law, on all other matters requiring action by the stockholders or submitted to the stockholders for action. Each holder of a share of the Common Stock shall be entitled to one vote for each share of the Common Stock standing in his name on the books of the Corporation.

            FIFTH: Election of directors need not be by ballot, unless the by-laws of the Corporation shall so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

            SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the


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application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

            SEVENTH: Except as otherwise provided by statute, any action which might have been taken by a vote of the stockholders at a meeting thereof may be taken with the written consent of such of the holders of stock who would have been entitled to vote upon the action if a meeting were held as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, this Certificate of Incorporation or the by-laws of the Corporation, as may be applicable, but in the case of the election of a director or directors, not less than a majority of the stock of the Corporation entitled to vote thereon; provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained.

            EIGHTH: The following additional provisions not inconsistent with law are hereby established for the management, conduct and regulation of the business and affairs of the Corporation, and for creating, limiting, defining, and regulating the powers of the Corporation and of its directors and stockholders:

                        The Board of Directors may, at any time and from time to
            time, contract for management services with PAX WORLD MANAGEMENT CORP., a Delaware corporation, or with such other association, corporation or firm as the Board of Directors may deem desirable, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws of the Corporation as from time to time amended; and any such contract may contain such other terms


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            interpretative of or in addition to said requirements and
            restrictions as the Board of Directors may determine. The Board of Directors may also, at any time and from time to time, contract with PAX WORLD MANAGEMENT CORP., or with any other corporation, firm or association, appointing it distributor for the capital stock of the Corporation, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws of the Corporation as from time to time amended; and any such contract may contain such other terms interpretative of or in addition to said requirements and restrictions as the Board of Directors may determine. The fact that any or all of the directors and officers of the Corporation are also shareholders, directors or officers of PAX WORLD MANAGEMENT CORP., or may be shareholders, trustees, directors or officers of some other corporation, firm or association with which such a management contract or distributor's contract may hereafter be made, shall not affect the validity of any such contract or disqualify any officer of director of the Corporation from voting upon or executing the same or create any liability or accountability based on adverse interest, except as may be provided by law.

                  Assets of the Corporation may be held by or deposited with a bank or trust company or other organization as custodian, pursuant to such requirements as may be prescribed from time to time by the By-Laws of the Corporation and by the Board of Directors pursuant to said By-Laws.

                  Any authorized but unissued stock, as well as any treasury stock, may be sold for cash or for securities from time to time, by authority of the Board of Directors, without first being offered to the existing stockholders, at a price to net the company not less than its net asset value determined as hereinafter provided and not less than its par value. Anything herein to the contrary notwithstanding, any part of the shares from time to time authorized may (subject to any votes of the stockholders determining the terms and manner of disposition of any such


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            additional shares) from time to time to be issued to and among the stockholders by way of a stock dividend for such cash or property in the possession of the Corporation as surplus as the Board of Directors may determine, or may from time to time be issued and disposed of through an offering to stockholders in proportion to their holdings for cash at not less than the net asset value; provided that no shares shall be so issued to stockholders for cash in an amount less than the par value of such shares, and no shares shall be issued as a stock dividend except to the extent of cash or property in the possession of the Corporation as surplus not less in value than the par value of the shares so to be issued.

                  The Board of Directors or any officer or officers or agent or agents of the Corporation designated from time to time for this purpose by the Board shall determine the value of all the assets of the Corporation at the close of trading on the New York Stock Exchange on any day upon which such Exchange is open for unrestricted trading or at such other times as the Board of Directors shall designate, and the value of such assets so determined, less total liabilities of the Corporation (exclusive of capital stock and surplus) divided by the number of shares outstanding shall be the net asset value of a share until a new net asset value is determined by the Board or such officers or agents. In determinations of net asset value all securities for which market quotations are available shall be appraised at last sale or bid prices (as nearly as can conveniently be determined) and other securities and assets at fair value as determined in good faith by or under authority of the Board in accordance with accounting principles generally accepted at the time. In determinations of net asset value, treasury stock shall be treated as if it were unissued. When net asset value is determined as of a time other than the close of unrestricted trading on the New York Stock Exchange, the Board or such officers or agents may, but need not, determine such net assets value by adjusting the net asset value determined as of the preceding close of such


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            Exchange in such manner (based upon changes in the market prices of selected securities or changes in market averages or on other standard and readily ascertainable market data since such close) as the Board or such officers or agents deem adequate to reflect a fair approximate estimate of the probable change in net asset value which has occurred since such close. In determining the net asset value the Board or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Board or such officers or agent may in its or their best judgment deem fair and reasonable under the circumstances.

                  The By-Laws of the Corporation, as from time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by the Corporation.

                  Any holder of shares of Common Stock, $1.00 par value, of the
            Corporation may by presentation of a written request, together with his certificates, if any, for such shares, duly endorsed, at the office of the Corporation or at the principal office of a custodian appointed by the Corporation, redeem his shares for the net asset value thereof as provided in the By-Laws. Redemptions as aforesaid, or voluntary purchases by the Corporation of its own stock, shall be made as provided in the By-Laws, and in accordance with and subject to the requirements of applicable laws and regulations.

                  The Corporation may issue, sell redeem, repurchase, and
            otherwise deal in and with shares of its capital stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue


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            of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-Laws or the Board of Directors.

                  PAX WORLD MANAGEMENT CORP. and any other association,
            corporation, person, firm or other entity with which the Corporation may have any such contract for management services or for the distribution of its capital stock may perform management services for or distribute the capital stock of any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto, and no such performance of management services or distributions of capital stock or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of PAX WORLD MANAGEMENT CORP., or any other association, corporation, person, firm or other entity to or with the Corporation or deemed to violate or give rise to any duty or obligation of such corporation or any other association, corporation, person, firm or other entity to the Corporation.

                  Meetings of stockholders may be held outside the State of
            Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action (except for the sale, lease or exchange of all or substantially all of the property and assets of the Corporation) such vote and meeting may be dispensed with and such corporate action may be taken with the written consent of the holders having not less than such percentage of the total number of votes as would have


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            been required to authorize and approve such action had a meeting been held and had all votes so entitled been cast at such meeting; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the total vote required by a statute of Delaware or of the United States for the proposed corporate action, and provided further that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

            NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at that time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of said laws.

            TENTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

            ELEVENTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of any director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

            TWELFTH: The name and address of the incorporator is Frances J.N. Mahoney, Suite 2400, 230 Park Avenue, New York, New York 10169.

            IN WITNESS WHEREOF, I have signed this Certificate this 12th day of March, 1997.


                                          /s/ Frances J.N. Mahoney
                                          Frances J.N. Mahoney
                                          Sole Incorporator


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